Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-281084 on Form S-3 and Registration Statement Nos. 333-281106 and 333-286815 on Form S-8 of our report dated February 27, 2026, relating to the financial statements of QXO, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ DELOITTE & TOUCHE LLP
Tempe, Arizona
February 27, 2026